As filed with the Securities and Exchange Commission on December 27, 2007

Registration No. 333-45869

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Molson Coors Brewing Company

 (Exact name of registrant as specified in its charter)

Delaware	84-0178360
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

1225 17th Street, Suite 3200, Denver, Colorado, 80202

1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5

 (Address of principal executive offices, including zip code)

Coors 401(k) Savings Plan for Hourly Employees

at the Memphis, Tennessee Brewery

(Full title of the plan)

Samuel D. Walker

Senior Vice President, Global Chief Legal Officer, and Secretary

Molson Coors Brewing Company

1225 17th Street, Suite 3200

Denver, Colorado, 80202

303-277-3500

(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Carrie A. Simons, Esq.

Ropes & Gray LLP

One International Place

Boston, MA 02110

617-951-7000

DEREGISTRATION OF SECURITIES

Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, Molson Coors Brewing Company (the “Registrant”) hereby de-registers any and all shares of Molson Coors Brewing Company Class B Common Stock and an unlimited amount of corresponding plan interests originally reserved for issuance under the Molson Coors 401(k) Savings Plan for Hourly Employees at the Memphis, Tennessee Brewery and registered under the Registration Statement on Form S-8, filed with Securities and Exchange Commission on February 9, 1998, Registration No. 333-45869 (the “Registration Statement”), which have not been issued.  The Memphis Brewery was sold during 2006, and the Molson Coors 401(k) Savings Plan for Hourly Employees at the Memphis, Tennessee Brewery, pursuant to which the shares and interests would have been issued, has been merged into the Molson Coors Savings and Investment Plan, and no additional shares or interests may be issued or sold under such plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, State of Colorado, on this 26th day of December, 2007.

MOLSON COORS BREWING COMPANY

By:	/s/ W. Leo Kiely III
Name: W. Leo Kiely III
Title: Chief Executive Officer
Molson Coors Brewing Company

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Date

/s/ W. Leo Kiely III	12/26/2007
W. LEO KIELY III
Chief Executive Officer

/s/ Timothy V. Wolf	12/27/2007
TIMOTHY V. WOLF
Senior Vice President & Global
Chief Financial Officer

/s/ Martin L. Miller	12/27/2007
MARTIN L. MILLER
Vice President & Global
Controller

/s/ Eric H. Molson	12/26/2007
ERIC H. MOLSON
Director

/s/ Peter H. Coors	12/26/2007
PETER H. COORS
Director

/s/ Dr. Francesco Bellini	12/26/2007
DR. FRANCESCO BELLINI
Director

,2007
ROSALIND G. BREWER
Director

/s/ John E. Cleghorn	12/26/2007
JOHN E. CLEGHORN
Director

/s/ Charles M. Herington	12/26/2007
CHARLES M. HERINGTON
Director

/s/ Franklin W. Hobbs	12/11/2007
FRANKLIN W. HOBBS
Director

/s/ Andrew T. Molson	12/7/2007
ANDREW T. MOLSON
Director

/s/ David P. O’Brien	12/26/2007
DAVID P. O’BRIEN
Director

/s/ Melissa Coors Osborn	12/10/2007
MELISSA COORS OSBORN
Director

/s/ Pamela H. Patsley	12/26/2007
PAMELA H. PATSLEY
Director

/s/ H. Sanford Riley	12/26/2007
H. SANFORD RILEY
Director